Exhibit 24

POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of
Pamela Connealy and Jitendra Wadhane of Pyxis Oncology, Inc., or the Company,
and Asher Rubin of
Sidley Austin LLP, or any of them acting individually, and with full power of substitution, the
undersigned true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned name and on the undersigned behalf, and submit to the U.S.
Securities and Exchange Commission, or the SEC, a Form ID, including amendments thereto, and any
other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to
make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of
1934 or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or
director of the Company, Forms 3, 4, and 5, including amendments thereto, in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and
powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of
the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or
Rule 144.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned holdings of and transactions in
securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the
purposes outlined herein at a later date.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
18th day of August, 2023.

       /s/ Jakob Dupont
       Signature

           Jakob Dupont
       Print Name